UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 18, 2010
EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-4.1
EX-4.2

Item 1.01 Entry into a Material Definitive Agreement
     Purchase Agreement
     On November 18, 2010, Exterran Holdings, Inc. (“we”) and certain of our subsidiaries, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers named therein (the “Initial Purchasers”), pursuant to which we agreed to sell $350.0 million in aggregate principal amount of 7 1/4 Senior Notes due 2018 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We offered and will issue the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which we and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.
     We used the net proceeds of this offering of approximately $342.0 million (after deducting estimated fees and offering expenses), to repay outstanding indebtedness under our asset-backed securitization facility and our revolving senior secured credit facility and for other general corporate purposes.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Indenture
     On November 23, 2010, we entered into an Indenture (the “Indenture”), by and among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee), in connection with the private placement of the Notes. On November 23, 2010, we issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act. The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on December 1, 2018. The interest payment dates are June 1 and December 1 of each year, beginning on June 1, 2011.
     Prior to December 1, 2013, we may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem up to 35% of the aggregate principal amount of the Notes prior to December 1, 2013 with the net proceeds of a public or private equity offering at a redemption price of 107.250% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemption and the redemption occurs within 120 days of the date of the closing of such equity offering. On or after December 1, 2013, we may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 105.438% for the twelve-month period beginning on December 1, 2013, 103.625% for the twelve-month period beginning on December 1, 2014, 101.813% for the twelve-month period beginning on December 1, 2015 and 100.000% for the twelve-month period beginning on December 1, 2016 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.
     The Indenture contains customary covenants that restrict our ability and the ability of certain of our subsidiaries to: (i) sell assets including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase our stock or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred stock; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; or (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.
     The Indenture also contains customary Events of Defaults. Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) our failure to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) our failure for 180 days after notice to comply with our reporting obligations under the Securities Exchange Act of 1934; (v) our failure for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by us or any of our restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $75.0 million or more, subject to a cure provision; (vii) our failure or any of our restricted subsidiaries’ failure to pay final judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to us or any of our restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary. Upon a continuing Event of Default, the Trustee, by notice to us, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to us and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to us, any restricted subsidiary that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause the Notes to become due and payable.
     The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Registration Rights Agreement
     On November 23, 2010, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Guarantors and the Initial Purchasers in connection with the private placement of the Notes.
     Under the Registration Rights Agreement, we and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes and the related guarantees for substantially identical notes and guarantees that are registered under the Securities Act. We and the Guarantors will use our commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, we and the Guarantors will use our commercially reasonable efforts to cause the exchange offer to be consummated not later than 400 days after November 23, 2010. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, we and the Guarantors have agreed to file a shelf registration statement with respect to the Notes and guarantees. We and the Guarantors are required to pay additional interest if we fail to comply with our obligations to register the Notes and guarantees within the specified time periods.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

     Relationships
     An affiliate of Wells Fargo Securities, LLC, one of the Initial Purchasers, is the trustee for the Notes and the sole noteholder and indenture trustee under our asset-backed securitization facility. Each of the Initial Purchasers or their affiliates, other than Barclays Capital Inc., is a lender under our credit facilities and, in that capacity, will receive a portion of the proceeds from the offering. Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included or incorporated by reference in Item 1.01 above is incorporated in this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated as of November 18, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and the Initial Purchasers named therein

4.1	Indenture, dated as of November 23, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and Wells Fargo Bank, National Association

4.2	Registration Rights Agreement, dated as of November 23, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and the Initial Purchasers named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
November 23, 2010	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of November 18, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and the Initial Purchasers named therein

4.1	Indenture, dated as of November 23, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and Wells Fargo Bank, National Association

4.2	Registration Rights Agreement, dated as of November 23, 2010, by and among Exterran Holdings, Inc., the Guarantors named therein and the Initial Purchasers named therein